                                                                   EXHIBIT 99.1


               AGREEMENT RESPECTING A LIMITED LIABILITY COMPANY

     This Agreement is made as of this 7th day of October 1997, by and among FIRSTAR BANK U.S.A., N.A. D/B/A ELAN FINANCIAL SERVICES, a national bank with its main office located in Waukegan, Illinois ("Elan"), FIRSTAR BANK MILWAUKEE, N.A., a national banking association with its main office located in Milwaukee, Wisconsin ("Firstar Milwaukee"), and NOVA INFORMATION SYSTEMS, INC., a corporation chartered under the laws of the State of Georgia with its main office located in Atlanta, Georgia ("NOVA"). For purposes of this Agreement, capitalized terms used herein, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Definitional Supplement attached hereto as EXHIBIT A (the "Definitional Supplement").

                                R E C I T A L S:
                                ---------------

     WHEREAS, Elan has determined that the Bank Card Processing business is an intensely competitive business, national in scope, which requires a substantial investment in technology necessary to reduce costs, provide the level of service required, and maintain profitability, and that significant economies can be achieved by spreading the costs of technology over more customers, to yield lower transaction costs and associated competitive advantages;

     WHEREAS, Elan seeks to form an alliance with another company in the Bank Card Processing industry to maximize efficiencies and create economies of scale necessary to remain a competitor in the Bank Card Processing industry;

     WHEREAS, NOVA is a company engaged in the business of providing Bank Card Processing services, including the business of providing Bank Card Processing services to commercial establishments which accept Credit Card and Debit Card products;

     WHEREAS, Elan and NOVA desire to become members of a limited liability company to provide Bank Card Processing services for Merchants and New Merchants;

     NOW, THEREFORE, in consideration of these premises and the mutual covenants set forth herein, the parties hereby agree as follows:


                                   ARTICLE I

                     REPRESENTATIONS AND WARRANTIES OF NOVA

     NOVA represents and warrants to Elan and Firstar Milwaukee as follows:

     1.01 To the best of its knowledge, NOVA is the rightful owner of, or fully licensed and/or authorized to use, all right and title to the NOVA tradename and NOVA trademarks and service marks and all processing systems, technology, know-how, software, programs and equipment used by NOVA in performing Bank Card Processing services.

     1.02 It is a corporation validly organized and existing under the laws of the State of Georgia and with due authority to conduct business in all states where it conducts business.

     1.03 The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not conflict in any material respect with or constitute a material breach or material default under its organizational documents or under the terms and conditions of any documents, agreements or other writings to which it is a party.

     1.04 All financial information provided by NOVA to Elan prior to and including the date hereof is true and correct in all material respects and fairly presents the financial condition of NOVA as of the respective dates of such information and the results of operations of NOVA for the applicable periods of operation in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved.

     1.05 NOVA has not received notice from any Regulatory Authority indicating that such Regulatory Authority would oppose or not grant or issue its Consent, if required, with respect to the transactions contemplated by this Agreement and the other Operative Documents.

     1.06 Except as set forth on SCHEDULE 1.06, no action of, or filing with, or Consent of, any Regulatory Authority is required by NOVA to authorize, or is otherwise required in connection with, the execution and delivery by NOVA of this Agreement or the other Operative Documents or, if required, the requisite filing has been accomplished and all necessary approvals and Consents obtained.

     1.07 SCHEDULE 1.07: (i) sets forth all material Litigation relating to NOVA's Merchant Activities (including Litigation conducted by or related to any Payment Network) that is pending, or to the knowledge of NOVA, threatened, in or before any court, commission, arbitration tribunal, or judicial, governmental or administrative department, body, agency, administrator or official, grand jury, Payment Network, or any other entity or forum for the resolution of grievances, against NOVA (collectively "Claims"), and (ii) indicates which of such Claims are being defended by an insurance carrier, and which of such Claims being so defended are being defended under a reservation of rights. NOVA has made available to Elan true, correct and complete copies of all pleadings, briefs and other documents filed in each pending Litigation or other procedure listed in
SCHEDULE 1.07, and the judgments, orders, writs, injunctions, decrees, indictments and information, grand jury subpoenas and civil investigative demands, plea agreements, stipulations and awards listed in SCHEDULE 1.07.

     1.08 Except as set forth on SCHEDULE 1.08, no licenses, permits or other authorizations of governmental authorities are necessary for the conduct by NOVA of its Merchant Activities.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                              OF THE ELAN ENTITIES

     Each of Elan and Firstar Milwaukee jointly and severally represent and warrant to NOVA as follows (any matters set forth on any Schedule relating to any Elan Entity shall specifically identify the Elan Entity to which such matter pertains):

     2.01 To the best of its knowledge, Elan is authorized to use the Elan trademark and the Elan Financial Services tradename for Bank Card Processing services.

     2.02 Elan is a national bank validly organized and existing under the laws of the United States. Each of the Firstar Banks is a national banking association or a commercial bank, as the case may be, validly organized and existing under the laws of the United States or its state of incorporation, as the case may be, with due authority to conduct business in all states where it conducts business.

     2.03 The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not conflict in any material respect with or constitute a material breach or material default under the organizational documents of any Elan Entity or under the terms and conditions of any documents, agreements or other writings to which an Elan Entity is a party.

     2.04 The terms of agreements between Elan and its Correspondents and the terms of the Merchant Agreement and Elan Merchant Regulations the Elan Entities have been using prior to the date hereof, and all other agreements prepared by and between Elan and its Correspondents and/or Merchants or other Elan Entities comply in all material respects with all applicable Laws, Orders and Permits. With respect to the Merchant Business generally, each of the Elan Entities is not, has not been and will not be (by virtue of any past or present action, omission to act, contract to which they are a party or any occurrence or state of facts whatsoever) in violation of any applicable Law, Order or Permit.

     2.05 Elan is a principal member in good standing of the Credit Card Associations. The Elan Entities and the Merchant Business are in full compliance in all respects with all applicable rules and regulations and certification requirements of the Credit Card Associations, including but not limited to applicable "Year 2000" certification requirements. Elan has provided (or will provide prior to Closing) NOVA true and correct copies of all contracts and agreements between any of the Elan Entities and any of the foregoing entities.

     2.06 All information provided by the Elan Entities to NOVA regarding the Bank Card Processing business of the Elan Entities up to and including the date of this Agreement is accurate in all material respects.

     2.07 None of the Elan Entities has received notice from any Regulatory Authority indicating that such Regulatory Authority would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated by this Agreement or the other Operative Documents.

     2.08 Each Elan Entity is the owner of all rights, title and interest in and to its Merchant Assets, free and clear of all title defects or objections, assignments, Liens, encumbrances of any nature whatsoever, restrictions, security interests, rights of third parties, or other liabilities, and has good and valid title to its Merchant Assets.

     2.09 The financial and other information concerning the Merchant Business attached hereto as SCHEDULE 2.09 (collectively, the "Financial Information") is true, accurate, complete and correct in all material respects and fairly presents the financial condition of the Merchant Business in respect of the Contributed Assets as of and for the periods indicated on such information. Further, the Financial Information does not contain any material untrue statement, nor omit any material fact necessary in order to make the statements made and information presented in the Financial Information, not misleading. This representation and warranty may not be limited or satisfied by inconsistent information provided after the date hereof. Since August 31, 1997, there has been no change in the Merchant Business of the Elan Entities which has resulted in a Material Adverse Effect on the Merchant Business of the Elan Entities.

     2.10 The information relative to Merchants' annualized (i) Credit Card sales volume and (ii) Debit Card sales volume set forth on SCHEDULE 2.10 is true, accurate, correct and complete in all material respects as of the date hereof and for the periods indicated, and such information does not contain any material untrue statement nor omit any material fact necessary in order to make the statements made and information presented therein, not misleading. This representation and warranty may not be limited or satisfied by inconsistent information provided after the date hereof.

     2.11 No Elan Entity is in default (and would not be in default upon notice, lapse of time or both) under any provision of the Merchant Agreements. A complete list of all Merchants is set forth on SCHEDULE 2.11(a), which specifically identifies Merchants that are attributable to Correspondent Agreements (collectively, "Correspondent Merchants") and further identifies the Correspondent that has generated such Merchant. With respect specifically to Correspondents, SCHEDULE 2.11(a) also identifies all Correspondents, the number of merchants associated with such Correspondent, and the processing volume attributable to merchants attributable to such Correspondents (the information set forth on SCHEDULE 2.11(a) is dated as of September 22, 1997). No Elan Entity has any reason to suspect, and has not received any notice of fraud by, or bankruptcy or contemplated bankruptcy of, any party or guarantor to any of the Merchant Agreements or Correspondent Agreements, and has not received any notice of default or adverse comment from any Regulatory Authority in respect of any of the Merchant Agreements or Correspondent Agreements. Except as set forth on SCHEDULE 2.11(b), no Elan Entity has given (or, to the best of its knowledge, received) notice of election to terminate any of the Merchant Agreements or Correspondent Agreements. Since September 30, 1996, and except as set forth on
SCHEDULE 2.11(c), all Merchants have processed Credit Card transactions pursuant to the Merchant Agreements.

     2.12 Except as set forth on SCHEDULE 2.12, Elan has and shall deliver to NOVA, for and on behalf of Company, an original executed copy of each Merchant Agreement. All agreements between any Elan Entity and a Merchant are in the form of one of the merchant agreements attached hereto as EXHIBIT 2.12 (collectively, the "Standard Merchant Agreements"), and are freely assignable by the Elan Entities that are a party thereto without the consent of the applicable Merchant or any other party.

     2.13 Elan shall deliver to NOVA, for and on behalf of Company, an original executed copy of any guarantees of any Merchant's obligations under a Merchant Agreement which Elan shall have in its possession. All such guaranties are in the form of one of the Guaranty Agreements attached hereto as EXHIBIT 2.13 (the "Standard Guaranty"), and are freely assignable by the Elan Entities that are a party thereto without the consent of the applicable Merchant or any other party.

     2.14 Except for the Correspondent Agreements, none of the Elan Entities has any material agreements, written or oral, with any agent bank, other association, financial institution, independent sales organization, or any other third party which provides for any one or more of the following: (i) the deposit of Credit Card or Debit Card transaction records; (ii) the settlement of Credit Card or Debit Card transactions; (iii) the processing of Credit Card or Debit Card transactions; or (iv) the referral of Merchants to any Elan Entity. Except as set forth on SCHEDULE 2.14(a), Elan has and shall retain in its possession an original signed Correspondent Agreement for each Correspondent, and shall deliver to NOVA, for and on behalf of Company from time-to-time on NOVA's request, a copy of the executed original of any Correspondent Agreement. Except for those Correspondent Agreements with the Correspondents listed on SCHEDULE 2.14(b) (collectively, the "Nonstandard Correspondent Agreements"), all such Correspondent Agreements are either in the form of one of the Correspondent Agreements attached hereto as EXHIBIT 2.14(a) (collectively, the "Standard Correspondent Agreements"), or contain no material deviations (whether as to pricing, liabilities, indemnities, rights and obligations, or otherwise) from the Standard Correspondent Agreements. The Nonstandard Correspondent Agreements contain no material deviations (whether as to pricing, liabilities, indemnities, rights and obligations, or otherwise) from the Standard Correspondent Agreements. All Correspondent Agreements are freely assignable by Elan without the consent of the applicable Correspondent or any other party and provide that the Correspondent is liable for all of the Correspondent's Merchants to Elan under the applicable Merchant Agreement. SCHEDULE 2.14(c) sets forth a complete and accurate list of all amendments to Correspondent Agreements respecting the Merchant Business that Elan has implemented and the date that each such amendment took effect. Copies of each such amendment are attached hereto as
EXHIBIT 2.14(b). Attached as SCHEDULE 2.14(d) is a description of the material terms and conditions of each agreement with a trade or other similar association of merchants to which any of the Elan Entities is a party and that relate to Merchant Activities.

     2.15 Except for disputes that have arisen in the ordinary course of business, none of the Elan Entities is engaged in any dispute with any Merchant or any Correspondent with respect to Merchant Activities. None of the Elan Entities has any reason to believe, and has not received any notice, written or oral, that the consummation of the transactions contemplated hereunder will have any material adverse effect on the business relationship of any Elan Entities with any Merchant or any Correspondent.

    2.16 Neither Elan nor Firstar Milwaukee nor, to the best of their knowledge, any Elan Entity has required any Merchant to establish or maintain any reserve account in connection with any Merchant Agreement.

    2.17 SCHEDULE 2.17 sets forth the credit and charge cards, other than the Credit Cards, for which any Elan Entity has contracted to provide authorization and data capture services, and SCHEDULE 2.17 also identifies the Merchants to whom such services are provided. All such agreements are attached hereto as
EXHIBIT 2.17.

     2.18 With respect to the Merchants listed on SCHEDULE 2.18, which are the one hundred (100) Merchants with the highest dollar value of Credit Card transactions processed during the twelve (12) month period ending September 22, 1997 (collectively, the "Top 100 Merchants"), and except as are identified on
SCHEDULE 2.18(a), no Elan Entity has actual knowledge of any such Merchant that
(a) has a credit facility with that Elan Entity which will not be continued, renewed or extended by that Elan Entity, or (b) has applied for credit from that Elan Entity which application will be denied or rejected because such Merchant is not sufficiently creditworthy.

     2.19 Elan is a member in good standing of the electronic funds transfer networks identified on SCHEDULE 2.19 attached hereto (the "EFT Networks"). The Elan Entities and the Merchant Business are in full compliance in all material respects with all applicable rules and regulations of the EFT Networks.

     2.20 Except as set forth on SCHEDULE 2.20(a), no action of, or filing with, or Consent of, any Regulatory Authority is required by any Elan Entity to authorize, or is otherwise required in connection with, the execution and delivery by the Elan Entities of this Agreement or the Operative Documents or, if required, the requisite filing has been accomplished and all necessary approvals and Consents obtained. Except as disclosed on SCHEDULE 2.20(a), or as identified on SCHEDULE 2.20(b), no filing, Consent, or other approval of any third party is required by virtue of the execution of this Agreement or any other Operative Document by any Elan Entity, or the consummation of the transactions contemplated herein by any Elan Entity, to avoid the violation or breach of, or default under, or the creation of a Lien on any of the Contributed Assets pursuant to, the terms of any Law, Permit, Order, Contract, or other instrument to which any Elan Entity is a party or to which any of the Contributed Assets is subject.

     2.21 SCHEDULE 2.21 contains a complete and accurate list of all rental and lease-purchase arrangements (with the material terms and conditions of agreements relating to such rental and lease-purchase arrangements being described on EXHIBIT 2.21) pursuant to which any Elan Entity leases or rents property to any Merchant or other party in connection with the Merchant Business.

     2.22 SCHEDULE 2.22: (i) sets forth all material Litigation relating to Merchant Activities of the Elan Entities (including Litigation conducted by or related to any Payment Network) that is pending, or to the knowledge of the Elan Entities, threatened, in or before any court, commission, arbitration tribunal, or judicial, governmental or administrative department, body, agency, administrator or official, grand jury, Payment Network, or any other entity or forum for the resolution of grievances, against any of the Elan Entities (collectively "Claims"), and (ii) indicates which of such Claims are being defended by an insurance carrier, and which of such Claims being so defended are being defended under a reservation of rights. The Elan Entities have made available to NOVA true, correct and complete copies of all pleadings, briefs and other documents filed in each pending Litigation or other procedure listed in
SCHEDULE 2.22, and the judgments, orders, writs, injunctions, decrees, indictments and information, grand jury subpoenas and civil investigative demands, plea agreements, stipulations and awards listed in SCHEDULE 2.22.

     2.23 Except as set forth on SCHEDULE 2.23, no licenses, permits or other authorizations of governmental authorities are necessary for the conduct of the Merchant Business by the Elan Entities.

     2.24 Except as set forth and specifically identified in Sections (or the corresponding Schedules) 2.11, 2.12, 2.13, 2.14, 2.17 and 2.26:

           (a) No Elan Entity has any agreement, contract, commitment or relationship, whether written or oral, related to the Merchant Business of the Elan Entities, by which Company, upon consummation of the Elan Contribution (as defined in Section 4.02(a) hereof), could be bound;

           (b) No Elan Entity is subject to any contract or agreement related to the Merchant Business of the Elan Entities containing covenants limiting the freedom of any Elan Entity to compete in any line of business in any geographic area;

           (c) With respect to the Merchant Business of the Elan Entities, there is no contract, agreement or other arrangement entitling any person or other entity to any profits, revenues or cash flows of any Elan Entity or requiring any payments or other distributions based on such profits, revenues or cash flows;

     2.25 Except as expressly set forth in SCHEDULE 2.25(a), all contracts and agreements referred to, or required to be referred to, herein or in any Schedule delivered hereunder are valid and binding, and are in full force and effect and are enforceable in accordance with their terms. Except as set forth on SCHEDULE 2.25(B), no Elan Entity has received notice of any pending or threatened bankruptcy, insolvency or similar proceeding with respect to any party to such agreements, and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder by any Elan Entity, or to the knowledge of each Elan Entity, any other party thereto.

     2.26 SCHEDULE 2.26 sets forth a complete and accurate list of each supplier to any Elan Entity of goods and services directly related to the Merchant Business of the Elan Entities that charged, billed or invoiced any Elan Entity in excess of $10,000 during the 1996 calendar year. Elan has provided (or will provide prior to the Closing) to NOVA true and correct copies of all agreements and contracts between any Elan Entity and any of the persons and entities listed on SCHEDULE 2.26.

     2.27 Except as set forth in SCHEDULE 2.27, since August 31, 1997, each of the Elan Entities has conducted its Merchant Business only in the ordinary course, and have not:

           (a) suffered any damage or destruction resulting in a Material Adverse Effect on its Merchant Business;

           (b) suffered any material adverse change in the working capital, assets, liabilities, financial condition, or business prospects relating to its Merchant Business, or relationships with any suppliers or customers listed on SCHEDULE 2.26;

           (c) incurred, assumed or guaranteed any material liability or obligation (absolute, accrued, contingent or otherwise) with respect to its Merchant Business, other than in the ordinary course of business consistent with past practice;

           (d) paid, discharged, satisfied or renewed any claim, liability or obligation with respect to its Merchant Business, other than payment in the ordinary course of business and consistent with past practice;

           (e) permitted any of its Merchant Assets to be subjected to any mortgage, lien, security interest, restriction, charge or other encumbrance of any kind;

           (f) waived any material claims or rights with respect to its Merchant Business;

           (g) sold, transferred or otherwise disposed of any of its Merchant Assets, except in the ordinary course of business consistent with past practice;

           (h) made any change in any method, practice or principle of financial or tax accounting that in any manner affected its Merchant Business or any financial information relating to or derived from its Merchant Business;

           (i) managed working capital components relating to its Merchant Business, including cash, receivables, other current assets, trade payables and other current liabilities in a fashion inconsistent with past practice, including failing to sell inventory and other property in an orderly and prudent manner or failing to make all budgeted and other normal capital expenditures, repairs, improvements and dispositions;

           (j) paid, loaned, advanced, sold, transferred or leased any Contributed Asset to any employee, except for normal compensation involving salary and benefits;

           (k) entered into any material commitment or transaction, other than in the ordinary course of business consistent with past practice, affecting its Merchant Business; or

           (l) agreed in writing, or otherwise, to take any action described in this Section.

     2.28 No representations, warranties, assurances or statements by any Elan Entity in this Agreement, and no statement contained in any document (including the Financial Information and the Schedules), certificates or other writings furnished by any Elan Entity (or caused to be furnished by any Elan Entity) to NOVA or any of its Representatives pursuant to the provisions hereof, contains any untrue statement of material fact, or omits or will omit to state any fact necessary, in light of the circumstances under which such statement was made, in order to make the statements herein or therein not materially misleading.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF ALL PARTIES

     3.01 ALL PARTIES. NOVA represents and warrants for itself, and each of Elan and Firstar Milwaukee jointly and severally represents and warrants, that:

           (a) It has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Such execution, delivery, performance and consummation have been duly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by its duly authorized officers, and constitutes its valid and legally binding obligation enforceable against it in accordance with the terms hereof, except as the same may be limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws from time to time in effect affecting creditors' rights generally or (ii) equitable principles of general application.

           (b) It is not, and execution of this Agreement will not cause it to be, in violation of any term of its charter, certificate of incorporation or by-laws; or any agreement or any instrument to which it is a party, any law, rule or regulation of any governmental authority, or any applicable order, judgment or decree of any court, arbitrator or governmental authority, which violation could have a Material Adverse Effect on its ability to enter into, execute, deliver or perform its obligations under this Agreement, or its business or financial condition.

           (c) There is no Litigation, proceeding or pending or, to its knowledge, threatened, which involves any substantial risk of a Material Adverse Effect on its business or financial condition, or which could have a Material Adverse Effect on the value to the other party to this Agreement.

           (d) It possesses all governmental or other licenses, franchises, consents, authorizations, orders, approvals or permits necessary to the conduct of its business.

     3.02  DISCLAIMER OF WARRANTIES.

           OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE IN THIS AGREEMENT OR IN THE OTHER OPERATIVE DOCUMENTS, NO PARTY HERETO MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND EXPRESS OR IMPLIED ARISING OUT OF OR RELATING TO THIS AGREEMENT.


                                   ARTICLE IV

                    FORMATION OF COMPANY AND RELATED MATTERS

     4.01 FORMATION OF COMPANY. Promptly following the execution of this Agreement, Elan and Firstar Milwaukee will cause to be formed a Wisconsin limited liability company (the "Company") by filing Articles of Organization (in the form of EXHIBIT 4.01 attached hereto) with the office of the Department of Financial Institutions of the State of Wisconsin. Upon the consummation of the "Elan Contribution" described in Section 4.02 below, Elan and Firstar Milwaukee shall be the sole Members of the Company, with Elan owning a ninety-nine percent (99%) Member Interest in the Company, and Firstar Milwaukee owning a one percent (1%) Member Interest in the Company. In connection therewith:

           (a) The name of the Company shall be "Elan Merchant Services, LLC," or such other name as Elan and NOVA may mutually agree upon in writing.

           (b) The purposes of the Company shall be to engage in the Merchant Business and the Merchant Activities and Bank Card Processing relating thereto (collectively, the "Business"). The Merchant Services to be sold and provided by the Company in the Business shall include, but not be limited to, verification of FTD authorizations at the time of purchase, processing FTD transactions, settlement of FTD transactions, and depositing funds in merchant accounts, and all other activities related or incident to Bank Card Processing. Notwithstanding the foregoing, the Business and

     Merchant Services shall be limited to engaging in activities that are part of, or incidental to, the business of banking, or in otherwise permitted activities for national banks or for entities in which national banks are permitted to invest, for so long as Elan maintains a national bank charter, all as set forth in further detail in the Operating Agreement.

           (c) The initial principal place of business of the Company shall be in or near Atlanta, Georgia.

           (d) Prior to the Closing, Elan and Firstar Milwaukee shall cause the Company to approve the obligations of the Company under this Agreement and the Company shall, at the Closing, execute the Company Supplement to this Agreement (the "Company Supplement," attached hereto as EXHIBIT 4.01(D)) evidencing such approval and the Company's contractual obligation to abide by the terms of this Agreement and the other Operative Documents.

     4.02  CONTRIBUTION/COMPANY INTEREST PURCHASE.

           (a) Following the formation of the Company, but prior to the "Closing" (as defined in Section 4.03 below), the Elan Entities, in a contribution intended to qualify under Section 721 of the Code, shall assign, transfer, convey and deliver to the Company, free and clear of all Liens, and the Company shall acquire from the Elan Entities (the "Elan Contribution"), all right, title and interest of the Elan Entities in the Merchant Assets of the Elan Entities and, simultaneously therewith, the Elan Entities shall transfer to the Company, and the Company shall assume and agree thereafter to pay and discharge when due, the Assumed Liabilities (the date of the Elan Contribution is referred to herein as the "Contribution Date"). It is understood and agreed that the Company shall not assume or become liable for the payment of any debts, Liabilities, losses, Credit Losses, Chargebacks, accounts payable, bank indebtedness, or other obligations of any Elan Entity, any Merchant, or any Correspondent, whether the same are known or unknown, whether absolute or contingent, liquidated or disputed, except for Assumed Liabilities. Accordingly, at the Contribution Date, each contributing Elan Entity shall cause to be delivered to the Company the Merchant Assets to be contributed by it hereunder, together with such instruments of transfer and other documentation as shall be necessary to transfer good and marketable title thereof to the Company. The parties shall confirm such transfer and the assumption by the Company of the Assumed Liabilities by execution and delivery, at the Contribution Date, of Assignment and Assumption Agreements substantially in the form of EXHIBIT 4.02(A) attached hereto (each an "Assignment and Assumption Agreement" and collectively, the "Assignment and Assumption Agreements"). Notwithstanding any provisions of this or any other agreement to the contrary, the Capital Accounts of Elan and Firstar Milwaukee, upon consummation of the Elan Contribution, shall be as set forth on SCHEDULE 4.02(A) attached hereto.

           (b) At the Closing, NOVA shall purchase from Elan and Firstar Milwaukee, and Elan and Firstar Milwaukee shall sell to NOVA, a fifty-one percent (51%) Member Interest in the Company (the "NOVA Company Interest Purchase"). Specifically, NOVA shall (i) purchase Firstar Milwaukee's one percent (1%) Member Interest in the Company from Firstar Milwaukee, thereby causing Firstar Milwaukee for all purposes to no longer be a Member nor have any Interest in the Company, and (ii) purchase a fifty percent (50%) Membership Interest in the Company from Elan such that, when coupled with the one percent (1%) Membership Interest purchased from Firstar Milwaukee, NOVA shall have a fifty-one percent (51%) Membership Interest in the Company, with Elan retaining a forty-nine percent (49%) Membership Interest in the Company. The purchase price to be paid by NOVA in connection with the NOVA Company Interest Purchase (the "Purchase Price") shall be Twenty-Three Million Seven Hundred Fifty Thousand and No/100 Dollars ($23,750,000), such amount to be paid by NOVA to Elan and Firstar Milwaukee

     (allocated between Elan and Firstar Milwaukee in the manner specified in SCHEDULE 4.02(B) attached hereto) at the Closing by wire transfer. The NOVA Company Interest Purchase shall be evidenced by the Bill of Sale attached hereto as EXHIBIT 4.02(B).

           (c) Immediately following the consummation of the NOVA Company Interest Purchase, Elan and NOVA shall execute, deliver and enter into the Operating Agreement attached hereto as EXHIBIT 4.02(C) (the "Operating Agreement").

           (d) As a condition to the NOVA Company Interest Purchase, Elan and Firstar Milwaukee covenant and agree that they shall, make a timely and proper election pursuant to Code Section 197(f)(9)(B), and the proposed or final Treasury Regulations thereunder, to, notwithstanding any other provision of the Code, recognize gain on the NOVA Company Interest Purchase, and pay income tax on such gain, at the highest rate of income tax applicable to Elan and Firstar Milwaukee under the Code (the "Recognition of Gain Election"). For the purposes of this SECTION 4.02(D), the gain recognized, in the aggregate, by Elan and Firstar Milwaukee in connection with the NOVA Company Interest Purchase shall, notwithstanding anything to the contrary in this Agreement or under the Code, be equal to the Purchase Price.

           (e) Notwithstanding anything to the contrary herein or in any other Operative Document, Elan covenants and agrees, on behalf of Firstar Milwaukee and each other Elan Entity, that it shall fully cooperate in assisting NOVA, on behalf of the Company, to cause the Company to make a proper 754 election (the "754 Election") under the Code, and the Treasury Regulations thereunder, such that the 754 Election shall be effective for the Company's first taxable year.

     4.03 TIME AND PLACE OF CLOSING. The Closing herein contemplated (the "Closing") will take place at 10:00 a.m. on the "Closing Date" (as defined below in this Section 4.03) and shall be effective as of the close of business on said Closing Date. Subject to the terms and conditions of this Agreement, unless otherwise mutually agreed upon in writing by an executive officer of each of NOVA and Elan, the parties shall use their reasonable efforts to cause the "Closing Date" to occur not later than the later of (i) October 31, 1997, or
(ii) the last Business Day of the calendar month during which the third (3rd) Business Day following the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority (having authority over and approving or exempting the transactions contemplated by this Agreement) occurs. The place of Closing shall be at the offices of Firstar Corporation, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin, or such other place as may mutually be agreed upon by NOVA and Elan.

     4.04 DEFAULT BY ANY PARTY HERETO AT THE CLOSING. If any of the Elan Entities on the one hand, or NOVA on the other hand, shall fail or refuse to consummate either the NOVA Company Interest Purchase or the Elan Contribution, as provided in Section 4.02 above and other than as may result from the exercise of a party's rights under this Agreement, or if the parties shall fail or refuse to consummate any of the transactions described in this Agreement, prior to or on the Closing Date, the non-defaulting party (i.e. either Elan or NOVA), at its option and without prejudice to its rights against any defaulting party, may either (i) unilaterally delay the Closing while taking appropriate judicial action or seeking other remedies, or (ii) refuse to consummate such transactions and thereby terminate all of its obligations hereunder without any Liability. The parties hereto acknowledge that the NOVA Company Interest Purchase and the Elan Contribution, together with the 754 Election, are unique and otherwise not available and agree that, in addition to any other remedies, the non-defaulting party (i.e. either Elan or NOVA) may invoke any equitable remedies to enforce delivery or consummation of the NOVA Company Interest Purchase or the Elan Contribution or the 754 Election, as the case may be, including, without limitation, any action or suit for specific performance, as further detailed in
Section 13.15 hereof.

                                   ARTICLE V

                 CERTAIN ELAN RESPONSIBILITIES AND COMMITMENTS


  5.01   REGULATORY APPROVALS.

           (a) FOR ELAN. Elan shall be responsible, at its own expense, for obtaining all Consents of Regulatory Authorities required for it to participate in a limited liability company of the type described in this Agreement, or as otherwise are necessary for any of the Elan Entities to consummate the transactions hereby contemplated, including but not limited to the Consents of Regulatory Authorities identified on SCHEDULE 2.20(a) attached hereto.

           (b) FOR NOVA. Elan shall reasonably cooperate with NOVA and provide such information and/or assistance as Elan can reasonably provide to assist NOVA in obtaining any and all required Consents of Regulatory Authorities as provided under Section 6.01 hereof.

     5.02 SERVICES AGREEMENT. At the Closing, Elan and the Firstar Banks shall enter into a Services Agreement with the Company in the form of EXHIBIT 5.02 attached hereto (the "Services Agreement").


                                   ARTICLE VI

                 CERTAIN NOVA RESPONSIBILITIES AND COMMITMENTS

     6.01  REGULATORY APPROVAL(S).

           (a) FOR NOVA. NOVA shall be responsible, at its own expense, for obtaining all Consents of Regulatory Authorities required for it to participate in a limited liability company of the type described in this Agreement, or as otherwise are necessary for NOVA to consummate the transactions hereby contemplated, including but not limited to the Consents of Regulatory Authorities identified on SCHEDULE 1.06 attached hereto.

           (b) FOR ELAN. NOVA shall reasonably cooperate with Elan and provide such information and/or assistance as NOVA can reasonably provide to assist Elan in obtaining any and all required Consents of Regulatory Authorities as provided under Section 5.01 hereof.

           6.02 PROCESSING AGREEMENT. At the Closing, NOVA shall enter into a Processing Agreement with the Company in the form of EXHIBIT 6.02 attached hereto (the "Processing Agreement").


                                  ARTICLE VII

                          CONDUCT OF BUSINESS PENDING
                      CONSUMMATION; ADDITIONAL AGREEMENTS

     7.01 COVENANTS OF NOVA. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement, except as expressly contemplated by this Agreement, unless the prior written consent of an executive officer of Elan shall have been obtained, which consent shall not be unreasonably withheld, NOVA shall (i) operate its business only in the usual, regular, and ordinary course, which in all events shall allow NOVA to continue to engage in, and enter into Contracts with respect to, acquisition and joint venture activity, (ii) preserve intact its business organization and Assets, and
(iii) take no action which would materially adversely affect the ability of any party to obtain any Consents required for the transactions contemplated hereby without imposition of a Burdensome Condition, or which would materially adversely affect the ability of any party to perform its covenants and agreements under this Agreement.

     7.02 COVENANTS OF ELAN ENTITIES. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement, except as expressly contemplated by this Agreement, unless the prior written consent of an executive officer of NOVA shall have been obtained, which consent shall not be unreasonably withheld:

           (a) each Elan Entity shall (i) engage in its Merchant Activities only in the usual, regular, and ordinary course, (ii) preserve intact its Merchant Activities organization and Assets, and (iii) take no action which would materially adversely affect the ability of any party to obtain any Consents required for the transactions contemplated hereby without imposition of a Burdensome Condition, or which would materially adversely affect the ability of any party to perform its covenants and agreements under this Agreement.

           (b) Elan and Firstar Milwaukee shall take, and shall cause the Company to take, all necessary and appropriate actions required by Article IV of this Agreement, including the execution, delivery and performance by the Company of this Agreement and the Company Supplement, and the consummation by the Company of the transactions contemplated herein and therein, including the fulfillment of the Company's obligations under this Agreement.

           (c) No Elan Entity, nor the Company, shall do or agree or commit to do any of the following:

               (i) impose, or suffer the imposition, on any of its Merchant Assets of any Lien or permit any such Lien to exist (other than Liens in effect as of the date hereof that are specifically disclosed in the Schedules hereto); or

               (ii) sell, lease, mortgage or otherwise dispose of or otherwise encumber any Merchant Asset other than in the ordinary course of business for reasonable and adequate consideration; or

               (iii) commence any Litigation relating to its Merchant Activities other than in accordance with past practice or settle any such Litigation involving any Liability of an Elan Entity for restrictions upon the operations of the Merchant Activities; or

               (iv) except in the ordinary course of business, modify, amend or terminate any material Contract that will become in whole or in part, an Assumed Liability hereunder, or waive, release, compromise or assign any material rights or claims relating to its Merchant Activities; or

               (v) cause or allow the Company to incur any indebtedness, make any distributions, add any additional Members, allow any Member to make any additional contributions of capital to the Company, or make or allow any transfer of its Membership Interests.

     7.03 ADVERSE CHANGES IN CONDITION. Each of Elan, Firstar Milwaukee and NOVA agrees to give written notice promptly to each other party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.04 APPLICATIONS; ANTITRUST NOTIFICATIONS. Each party shall promptly prepare and file, and each other party shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement, as contemplated by Sections 4.01 and 5.01 hereof. To the extent required by the HSR Act, each party will promptly file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby and any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act and will comply in all material respects with the requirements of the HSR Act. Filing fees incurred in connection with the HSR Act shall be paid fifty percent (50%) by Elan and fifty percent (50%) by NOVA, with NOVA paying the $45,000 HSR Act filing fee (the "HSR Fee") on behalf of NOVA and Elan, and Elan reimbursing NOVA, by wire transfer on the same day NOVA pays the HSR Fee, in the amount of $22,500.

     7.05  AGREEMENT AS TO EFFORTS TO CONSUMMATE.

           (a) Subject to the terms and conditions of this Agreement, each party agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article VIII of this Agreement; provided, that nothing herein shall preclude any party from exercising its rights under this Agreement. Each party shall use its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

           (b) Notwithstanding the conditions to Closing set forth in Article VIII below, if any required Consent under any Contract is not obtained by the date of the Closing, and the parties hereto waive such Consent and proceed with the Closing, each party shall nevertheless continue to pursue such Consents and at the request of the Company each party shall cooperate with the Company in any reasonable arrangement designed to provide to the Company the benefits under or of any such Contract or Assets relating thereto. Nothing contained in this Agreement or any Assignment and Assumption Agreement shall be deemed to constitute any assignment or attempted assignment by any party hereto of any Contract if any assignment or attempted assignment would constitute a Default thereunder. Each party shall use its reasonable efforts to execute all agreements to which it is intended to be a party in connection with the transactions contemplated hereby, including the Company Supplement and all other Operative Documents.

     7.06  INVESTIGATION AND CONFIDENTIALITY.

           (a) Prior to the Closing, each party shall keep each other party advised of all material developments relevant to its business, and to consummation of the Elan Contribution and the NOVA Company Interest Purchase, and shall permit each other party to make or cause to be made such investigation of the business and properties of it and its financial and legal conditions as the other party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a party shall affect the representations and warranties of any other party.

           (b) Each party shall, and shall cause its Representatives to, maintain the confidentiality of all confidential information furnished to it by each other party concerning its businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement, all as further provided in Article X hereof.

     7.07 CERTAIN ACTIONS. Except with respect to this Agreement and the transactions contemplated hereby, no Elan Entity nor any Affiliate thereof nor any Representatives thereof, shall, at any time on or after the date hereof and until the Closing has occurred, directly or indirectly solicit any Acquisition Proposal by any Person or furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal. Elan shall promptly notify NOVA in the event any Elan Entity receives an Acquisition Proposal.

     7.08 UPDATED SCHEDULES. Elan and Firstar Milwaukee covenant and agree that they shall cause the schedules identified on SCHEDULE 7.08 attached hereto to be updated and delivered (and certified as being true and correct) to NOVA and the Company to reflect disclosure at the Transition Date.


                                  ARTICLE VIII

                             CONDITIONS TO CLOSING

     8.01 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each party to perform this Agreement and consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Elan or NOVA pursuant to Section 13.01 of this Agreement.

           (a) REGULATORY APPROVAL. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the transactions contemplated by this Agreement shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted by a Burdensome Condition.

           (b) CONSENTS AND APPROVALS. In addition to the Consent of Regulatory Authorities referenced in Section 8.01(a) above, each party shall have obtained any and all Consents required for consummation of the Elan Contribution and the NOVA Company Interest Purchase (including, without limitation, the Consents identified on SCHEDULE 1.06 with respect to NOVA, and SCHEDULE 2.20(a) and 2.20(b) with respect to the Elan Entities). No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted by a Burdensome Condition.

           (c) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, materially restricts or makes illegal consummation of any of the transactions contemplated by this Agreement.

     8.02  CONDITIONS TO CLOSING.

           (a) In addition to the conditions set forth in Section 8.01 hereof, the consummation by the Elan Entities of the transactions contemplated hereby is expressly subject to the following conditions, unless waived in writing by Elan:

               (i) Each and every warranty and representation of NOVA contained in this Agreement shall be true and correct as of the date when made and as of the Closing as though made on the date thereof, and an executive officer of NOVA shall deliver a certificate to Elan at the Closing certifying as such (the "NOVA Closing Certificate", the form of which is attached as EXHIBIT 8.02(a));

               (ii) NOVA shall have performed and complied in all material respects with each and every agreement, covenant and obligation required by this Agreement to be performed or complied with by it at or prior to the Closing; and

               (iii) NOVA shall have made the deliveries contemplated by Section
           8.04 hereof.

           (b) In addition to the conditions set forth in Section 8.01 hereof, the consummation by NOVA of the transactions contemplated hereby is expressly subject to the following conditions, unless waived in writing by
     NOVA:

               (i) Each and every warranty and representation of the Elan Entities contained in this Agreement shall be true and correct as of the date when made and as of the Closing as though made on the date thereof, and an executive officer of Elan shall deliver a certificate to NOVA at the Closing certifying as such (the "Elan Closing Certificate", the form of which is attached as EXHIBIT 8.02(b));

               (ii) Elan shall have performed and complied in all material respects with each and every agreement, covenant and obligation required by this Agreement to be performed or complied with by it at or prior to the Closing; and

               (iii) The Elan Entities shall have made the deliveries contemplated by Section 8.03 hereof.

     8.03 DELIVERIES BY ELAN. Elan shall deliver or cause to be delivered to NOVA and/or the Company (as applicable), at or prior to the Closing Date, the following, all in form reasonably satisfactory to NOVA's counsel:

           (a) Such certificates and documents of officers of the Elan Entities and public officials as shall be reasonably requested by NOVA's counsel to establish the existence and good standing of the Elan Entities and the Company, and the due corporate power and corporate authorization of the Elan Entities and the Company to execute and deliver this Agreement and the Operative Documents and to consummate the transactions contemplated hereby and thereby;

           (b) The Assignment and Assumption Agreements, duly executed by the Elan Entities;

           (c) The Services Agreement, duly executed by each Elan Entity;

           (d) The Operating Agreement, duly executed by Elan;

           (e) An opinion of Foley & Lardner, counsel to the Elan Entities, in form and substance reasonably acceptable to NOVA, Elan, and their respective counsel;.

           (f) The Company Supplement, duly executed by the Company;

           (g)  The Elan Closing Certificate;

           (h) A revised SCHEDULE 13.04(a) ("Baseline Net Revenue") and SCHEDULE 13.05(a) ("Top 50 Merchants") (collectively, the "Affected Schedules") to the Operating Agreement, revised as appropriate to reflect the exclusion of the Specified Merchants, and in such form and substance reasonably acceptable to each of Elan and NOVA; provided, however, that the parties agree that at such time, if ever, as the Specified Merchants are assigned to the Company, the Affected Schedules and the Definitional Supplement shall be revised as appropriate to reflect the inclusion of the Specified Merchants, in such form and substance as reasonably acceptable to each of Elan and NOVA; and

           (i) All other instruments and documents required by this Agreement or any other Operative Document to be delivered by any of the Elan Entities to NOVA or the Company, including without limitation those documents necessary to complete the formation of the Company as provided herein, and such other instruments and documents which NOVA or its counsel may reasonably request consistent with the provisions hereof and thereof.

     8.04 DELIVERIES BY NOVA. NOVA shall deliver or cause to be delivered to Elan or the Company (as applicable), at or prior to the Closing, the following, all in form reasonably satisfactory to Elan's counsel:

           (a) Such certificates and documents of officers of NOVA and public officials as shall be reasonably requested by Elan's counsel to establish the existence and good standing of NOVA and the due corporate power and corporate authorization of NOVA to execute and deliver this Agreement and the Operative Documents and to consummate the transactions contemplated hereby and thereby;

           (b) The Processing Agreement, duly executed by NOVA;

           (c) The Operating Agreement, duly executed by NOVA;

           (d) An opinion of Long Aldridge & Norman LLP, counsel to NOVA, in form and substance reasonably acceptable to Elan, NOVA, and their respective counsel;

           (e) The NOVA Closing Certificate; and

           (f) All other instruments and documents required by this Agreement or any other Operative Document to be delivered by NOVA to Elan or the Company, including without limitation such instruments and documents which Elan or its counsel may reasonably request consistent with the provisions hereof and thereof.

     8.05 DELIVERIES BY THE COMPANY. At the Closing, and upon consummation of the NOVA Company Interest Purchase, Elan and NOVA shall cause the Company to promptly deliver to NOVA or Elan (as applicable) the following:

           (a) The Assignment and Assumption Agreements, duly executed by the Company;

           (b) The Services Agreement, duly executed by the Company;

           (c) The Processing Agreement, duly executed by the Company; and

           (d) All other instruments and documents required by this Agreement to be delivered by the Company to NOVA or Elan, and such other instruments and documents which NOVA or Elan may reasonably request consistent with the provisions hereof.

     8.06 COVENANTS TO SATISFY CONDITIONS. NOVA will use all reasonable efforts to ensure that the conditions set forth in Sections 8.01 and 8.02 hereof are satisfied, and will timely make the deliveries described in Section 8.04. Elan will use all reasonable efforts to ensure that the conditions set forth in Sections 8.01 and 8.02 hereof are satisfied, and will timely make the deliveries described in Section 8.03. In addition Elan and NOVA will use all reasonable efforts to cause the Company to deliver to Elan and NOVA the items described in
Section 8.05 hereof.


                                   ARTICLE IX

                 INDEMNIFICATION AND LIMITATIONS ON LIABILITY

     9.01 ELAN'S OBLIGATION TO INDEMNIFY. From and after the date hereof, Elan and Firstar Milwaukee shall jointly and severally indemnify, defend and hold harmless NOVA and the Company, and their respective officers, directors, agents, representatives, and employees (Elan and Firstar Milwaukee are each referred to in this Section 9.01 as an "Elan Indemnifying Party," and the party to whom such indemnification obligation is owed is referred to in this Section 9.01 as a "NOVA Indemnified Party"), from and against, any and all actions, claims, losses, Credit Losses, Chargebacks, costs, Liabilities, damages, deficiencies, diminution in value, and expenses (including reasonable attorneys' fees) (collectively, "Claims") resulting from or arising out of any material misrepresentation, breach of, or inaccuracy in, any representation or warranty or material nonfulfillment or breach by any Elan Entity of any of its agreements, covenants or obligations contained in this Agreement, and will promptly reimburse any NOVA Indemnified Party for all Claims as incurred in connection with the investigation of, preparation for or defense of any pending or threatened action or proceeding (collectively, "Proceedings"), whether or not such NOVA Indemnified Party is a formal party to any such Proceeding. Notwithstanding the foregoing, Elan and Firstar Milwaukee shall not be liable
(a) for any amount paid by or on behalf of a NOVA Indemnified Party in settlement of any Claim without the consent of an Elan Entity, or (b) in respect of any losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted primarily from the bad faith, negligence, or willful misconduct of NOVA. A NOVA Indemnified Party shall not, without the prior written consent of an Elan Entity, settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification may be sought hereunder (whether or not the NOVA Indemnified Party is an actual or potential party to such Proceeding), provided, however, that the NOVA Indemnified Party may execute such settlement, compromise or consent to the entry of judgment in any pending or threatened Proceeding if same includes an unconditional release of the Elan Indemnifying Party hereunder from all liability arising out of such Proceeding.

     9.02 NOVA'S OBLIGATION TO INDEMNIFY. From and after the date hereof, NOVA shall indemnify, defend and hold harmless Elan, Firstar Milwaukee, and the Company, and their respective officers, directors, agents, representatives, and employees (the party to whom such indemnification obligation is owed is referred to herein as an "Elan Indemnified Party"), from and against, any and all actions, claims, losses, Credit Losses, Chargebacks, costs, Liabilities, damages, deficiencies, diminution in value, and expenses (including reasonable attorneys' fees) (collectively, "Claims") resulting from or arising out of any material misrepresentation, breach of, or inaccuracy in, any representation or warranty or material nonfulfillment or breach by NOVA of any of its agreements, covenants or obligations contained in this Agreement, and will promptly reimburse any Elan Indemnified Party for all Claims as incurred in connection with the investigation of, preparation for or defense of any pending or threatened action or proceeding (collectively, "Proceedings"), whether or not such Elan Indemnified Party is a formal party to any such Proceeding. Notwithstanding the foregoing, NOVA shall not be liable (a) for any amount paid by or on behalf of an Elan Indemnified Party in settlement of any Claim without the consent of NOVA, or (b) in respect of any losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted primarily from the bad faith, negligence, or willful misconduct of an Elan Entity. An Elan Indemnified Party shall not, without the prior written consent of NOVA, settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification may be sought hereunder (whether or not the Elan Indemnified Party is an actual or potential party to such Proceeding), provided, however, that the Elan Indemnified Party may execute such settlement, compromise or consent to the entry of judgment in any pending or threatened Proceeding if same includes an unconditional release of NOVA hereunder from all liability arising out of such Proceeding.

     9.03 PROCEDURE. Promptly after a party to whom an indemnification obligation is owed hereunder (an "Indemnified Party") receives notice of the commencement of any Proceeding in respect of which indemnification may be sought hereunder, the Indemnified Party will notify the party that is obligated to indemnify hereunder (an "Indemnifying Party"); but the omission to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation hereunder unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses. If any such Proceeding shall be brought against the Indemnified Party, the Indemnifying Party shall, upon written notice given reasonably promptly following the Indemnified Party's notice to the Indemnifying Party of any such Proceeding, be entitled to assume the defense thereof at its own expense with counsel chosen by the Indemnifying Party and reasonably satisfactory to the Indemnified Party; provided; however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense.

     9.04 LIMITATION ON LIABILITY. IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE TO THE OTHER UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY LOST PROFITS, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER ANY PARTY HERETO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


                                   ARTICLE X

                  CONFIDENTIAL INFORMATION; BOOKS AND RECORDS

     10.01 CONFIDENTIAL INFORMATION.

           (a) The parties agree that any and all technical or business information including, but not limited to, customer data, marketing plans, customer lists, customer information, customer account numbers, the status of any account, pricing information, computer access codes, instruction and/or procedural manuals or financial data of either party ("Information") furnished or disclosed by any party to another party or obtained by any party as a result of its ownership interest in the Company shall be deemed the property of the disclosing party or the Company, as applicable, and when in tangible form, shall be returned by the receiving party to the disclosing party or the Company upon request along with any copies as may be authorized herein.

          (b) "Information" shall not include: (1) information previously known to the receiving party free of any obligation to keep it confidential as evidenced by written records; (2) information that has been or subsequently is made public, through no wrongful act of the receiving party or any third party; or (3) information that is received from a third party without restriction and without breach of this Agreement, other than information provided to such party in connection with its performance of this Agreement or any other Operative Document.

           (c) Each party agrees that it shall hold Information in confidence and shall not make disclosure of Information to anyone except such of its employees or third party contractors or agents to whom such disclosure is necessary for the purpose of and as permitted in performance of this Agreement or for the purposes set forth in Section 10.01 ("Confidential Information/Cross Marketing") of the Operating Agreement, except in the following circumstances: (1) as required by the Payment Networks; (2) as required by law, regulation or government authority; or (3) to defend against a claim brought against the party. Each party shall appropriately notify each employee, contractor, or agent to whom Information is disclosed that any such disclosures are made in confidence and shall be kept in confidence by such employee, contractor, or agent, and shall require any third party contractor or agent to sign a written agreement to maintain the confidentiality of the Information.

           (d) If the transactions contemplated by this Agreement are not consummated, the parties shall maintain the confidentiality of Information, and such Information shall not be used to the detriment of the disclosing party or otherwise in any manner, and all such Information (including copies and extracts thereof) shall be returned to the disclosing party immediately upon its written request.

           (e) The obligations of the parties hereunder shall survive and be enforceable by temporary and permanent injunctive relief against the breaching party and its employees, officers, directors, agents, representatives, and contractors notwithstanding any termination of this Agreement.

     10.02 CONFIDENTIALITY OF AGREEMENT.

           (a) Except as required by law or the Payment Network Regulations, the parties shall keep confidential and not disclose, and shall cause their officers, employees, and agents to keep confidential and not disclose, any of the terms and conditions of this Agreement or any of the Operative Documents to any third party without the prior written consent of all other parties.

           (b) The obligations of the parties hereunder shall survive and be enforceable by temporary and permanent injunctive relief against the breaching party and its employees, officers, directors, agents, representatives, and contractors notwithstanding any termination of this Agreement.

     10.03 BOOKS AND RECORDS.

           (a) As soon after the Closing Date as is practicable, and in no event later than the Transition Date, Elan shall deliver to NOVA, for and on behalf of the Company, originals of all Assigned Merchant Agreements and related documentation. Elan shall retain originals of all Assigned Correspondent Agreements but shall provide copies of particular Assigned Correspondent Agreements to NOVA, for and on behalf of Company, from time to time upon NOVA's reasonable request. Upon the Company's reasonable request, the Elan Entities shall cause to be delivered to the Company any or all original books, records and/or documentation relating to the Contributed Assets as are reasonably related to the Company's Merchant Business, as needed, or the enforcement of the Company's rights with respect to the Contributed Assets. In each case, however, the books and records relating to the Contributed Assets for the period prior to the Closing Date, wherever located, that are held by a party hereto or under the control of a party hereto (the "Inspected Party") shall be open for inspection by the other party, and such other party's authorized agents and representatives and regulators may, at such other party's own expense, make such copies of any excerpts from such books, records and documents as it shall reasonably deem necessary; provided, however, that any such inspection: (a) shall be conducted during normal business hours from time to time reasonably established by the Inspected Party; (b) shall, if the Inspected Party so requests, be conducted in the presence of an officer or designated representative of the Inspected Party; and (c) shall be conducted in accordance with reasonable security programs and procedures from time to time established by the Inspected Party, including but not limited to such confidentiality agreements as the Inspected Party may reasonably request.

           (b) All books and records relating to the Contributed Assets shall be maintained by the Company, or the Elan Entities, as the case may be, for a period of seven (7) years after the termination of the Operating Agreement, unless the parties shall, applicable law permitting, agree upon a shorter period; provided, however, that in the event that, as of the end of such period, any taxable year of the Company, NOVA or Elan is still under examination or open for examination by any taxing authority and that party has given notice of that fact to the other party, such books and records shall be maintained (or, alternatively, delivered by the Inspected Party to the other party) until the date, determined reasonably and in good faith, specified for maintenance of such records in such notice. Prior to the destruction of any books and records relating to the Contributed Assets, the party in possession of such books and records shall offer them to the other party hereto.


                                   ARTICLE XI

                     MEDIATION AND ARBITRATION OF DISPUTES

     11.01 MEDIATION AND ARBITRATION.

           (a) In the event of any dispute, claim, question or disagreement arising out of or relating to this Agreement, other than a matter for which a dispute resolution mechanism is specifically provided in this Agreement (including but not limited to a party's right to seek specific performance, judicial remedies or injunctive relief as provided in Sections 4.04, 10.01, 10.02, or 13.15 hereof) the parties shall use reasonable efforts to settle such dispute, claim, question or disagreement. To this effect, they shall consult and negotiate with each other, in good faith, and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. If settlement is not otherwise possible within a reasonable time, the Chief Executive Officers, Chief Financial Officers, or other comparable or more senior executive officers of Elan and NOVA, or Firstar Corporation and NOVA Corporation, respectively, shall become involved in such efforts (provided, however, that in no event shall the officers designated by each party be a member of the Company's Management Committee).

           (b) If the parties do not reach such a solution within a period of thirty (30) days, then the parties agree first to endeavor in good faith to amicably settle their dispute by mediation in accordance with the CPR Model Procedure for Mediation of Business Disputes, promulgated by the Center for Public Resources, New York City.

           (c) If mediation is unsuccessful within a reasonable time after commencement of proceedings as set forth above, but not less than thirty
     (30) days thereafter, the mediator shall so certify and the dispute shall be submitted to binding arbitration conducted in accordance with the CPR Rules for Non-Administered Arbitration of Business Disputes. Any controversy or dispute shall be arbitrated by a single arbitrator either mutually agreed upon by the parties or, absent agreement, appointed in accordance with the aforesaid CPR rules. No mediator under subsection (b), above, may serve as an arbitrator. The arbitration shall be governed by the United States Arbitration Act, 9 USC 1-16, and judgment upon the award may be entered by any court having jurisdiction thereof. The arbitrator shall have case management authority and shall resolve the controversy in a final award within 180 days from commencement of the arbitration action. All questions of arbitrability shall be resolved by the arbitrator appointed pursuant to this clause. The prevailing parties shall be entitled to receive an award of attorney's fees incurred in connection with the arbitration and judicial proceedings related thereto. There shall be no appeal from the arbitral award, except for fraud committed by the arbitrator(s) in carrying out his duties under the aforesaid rules; otherwise the parties irrevocably waive their rights to judicial review of any claim or controversy arising out of or related to this Agreement.

           (d) Unless otherwise agreed by the parties, the situs for dispute resolution shall be Washington, D.C.

           (e) In the event that the Center for Public Resources no longer promulgates rules as set forth above, then the mediation or binding arbitration shall be administered under the rules of the American Arbitration Association or such other recognized rules for resolution of disputes as the parties may mutually agree.


                                  ARTICLE XII

                              TERM AND TERMINATION

     12.01 TERM. This Agreement shall take effect on the date hereof and remain in effect for so long as the Operating Agreement remains in effect or until terminated pursuant to Section 12.02 hereof.

     12.02 TERMINATION IF CLOSING DOES NOT OCCUR. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing, as follows:

           (a) By written consent of each of Elan, Firstar Milwaukee, and NOVA.

           (b) By either Elan or NOVA, if NOVA with respect to Elan, or any of the Elan Entities with respect to NOVA, shall have failed to satisfy any of the conditions it is required to satisfy set forth in Article VIII hereof.

           (c) By either Elan or NOVA if the Closing has not occurred by April 1, 1998.

     12.03 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 12.02, this Agreement shall become void and have no effect, except that the provisions of Articles IX, XI, and XIII, and Sections
10.01 and 10.02, shall survive any such termination.

                                  ARTICLE XIII

                                 MISCELLANEOUS

     13.01 AMENDMENTS AND WAIVERS. Except as otherwise expressly provided herein, this Agreement shall not be amended, modified or waived in any fashion except by an instrument in writing signed by the parties hereto. Waiver by a party of any breach of this Agreement by any other party shall not be effective unless in writing, and no such waiver shall operate or be construed as the waiver of the same or another breach on a subsequent occasion.

     13.02 NONASSIGNABILITY. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party without the prior written consent of the other party; provided, however, that such consent shall not be required (a) for the assignment by any party of its rights and privileges hereunder to a person or entity controlling, controlled by or under common control with such party (it being understood that no such assignment shall relieve the assigning party of its duties or obligations hereunder), or (b) for the assignment and delegation by any party of its rights, privileges, duties and obligations hereunder to any person into or with which the assigning party shall merge or consolidate or to which the assigning party shall sell all or substantially all of its assets, provided that the assignee formally agrees in writing to assume all the rights and obligations of the assigning party created hereby.

     13.03 NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. This Agreement is not for the benefit of any other person, and no other person shall have any rights against the parties hereunder.

     13.04 RULES OF CONSTRUCTION. The headings in this Agreement are inserted only as a matter of convenience and in no way affect the terms or intent of any provision of this Agreement. All defined phrases, pronouns, and other variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the actual identity of the organization, person, or persons may require. No provision of this Agreement shall be construed against any parties hereto by reason of the extent to which such parties or its counsel participated in the drafting hereof.

     13.05 CHOICE OF LAW. This Agreement is made and entered into under the laws of the State of Wisconsin, and the laws of that State applicable to agreements made and to be performed entirely thereunder (without giving effect to the principles of conflicts of laws thereof) shall govern the validity and interpretation hereof and the performance by parties hereto of their respective duties and obligations hereunder.

     13.06 SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be contrary to the internal laws of Wisconsin or any other applicable law, at the present time or in the future, such provision shall be deemed null and void, but shall not affect the legality of the remaining provisions of this Agreement. This Agreement shall be deemed to be modified and amended so as to be in compliance with applicable law and this Agreement shall then be construed in such a way as will best serve the intention of the parties at the time of the execution of this Agreement.

     13.07 COUNTERPARTS: DELIVERY. This Agreement may be executed in one or more counterparts. Each such counterpart shall be considered an original and all of such counterparts shall constitute a single agreement binding all the parties as if all had signed a single document. The parties acknowledge that delivery of executed counterparts of this Agreement may be effected by a facsimile transmission or other comparable means, with an original document to be delivered promptly thereafter via overnight courier.

     13.08 ENTIRE AGREEMENT. This Agreement (including any exhibits or attachments hereto), taken together with the other Operative Documents and the understanding between Elan and NOVA regarding the Specified Merchants, constitute the entire agreement among the parties. This Agreement and the other agreements referred to in the preceding sentence supersede all prior and contemporaneous agreements, statements, understandings, and representations of the parties, except as provided in the preceding sentence. There are no representations, warranties, agreements, arrangements, or understandings, oral or written between the parties relating to the subject matter of this Agreement which are not fully expressed herein. The parties agree that the traditional formulation of the parol evidence rule (whereby extrinsic evidence may not be used to vary or contradict the unambiguous terms of a document that represents a final and complete expression of the parties agreement) shall govern in any action or preceding that may ensue concerning this Agreement.

     13.09 LAST DAY FOR PERFORMANCE OTHER THAN A BUSINESS DAY. In the event that the last day for performance of an act or the exercise of a right hereunder falls on a day other than a Business Day, then the last day for such performance or exercise shall be the first Business Day immediately following the otherwise last day for such performance or such exercise.

     13.10 NOTICES. All notices, requests, consents, or other communications required or permitted to be given under this Agreement shall be in writing, may be delivered in person, by overnight air courier, or by certified or registered mail (return receipt requested with all fees prepaid), and shall be deemed to have been duly given and to have become effective upon the date actually delivered to the parties or their assignees at the following addresses:

     If to Elan or Firstar Milwaukee :     Firstar Corporation
                                           777 East Wisconsin Avenue, Suite 311
                                           Milwaukee, Wisconsin 53202
                                           Attention:  Patricia A. Wesner
                                                       Senior Vice President

     with a copy to:                       Firstar Corporation
     (which shall not                      777 East Wisconsin Avenue, Suite 311
     constitute notice)                    Milwaukee, Wisconsin  53202
                                           Attention:  Peter J. Henningsen, Esq.
                                                       Senior Attorney

     If to NOVA:                           NOVA Information Systems, Inc.
                                           One Concourse Parkway, Suite 300
                                           Atlanta, Georgia 30328
                                           Attention: James M. Bahin
                                                      Vice Chairman &
                                                      Chief Financial Officer

     with a copy to:                       Long Aldridge & Norman LLP
     (which shall not                      SunTrust Plaza, One Peachtree Center
     constitute notice)                    303 Peachtree Street, N.E.,
                                           Suite 5300
                                           Atlanta, Georgia  30308
                                           Attention:  David M. Ivey, Esq.

The persons or addresses to which mailings or deliveries shall be made may be changed from time to time by notice given pursuant to the provisions of this section.

     13.11 WAIVER OF JURY TRIAL. The parties hereto hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by any party against another on any matter whatsoever relating to, resulting from, arising out of, or in any way connected with this Agreement, or any amendment or breach hereof, including, without limitation, any claim or injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect.

     13.12 EXPENSES. Except as otherwise specifically provided in this Agreement, each party shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and applicable fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

     13.13 PUBLICITY. Each party will consult with the other parties prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and will not issue any such release or make any such statement over the reasonable objection of the other party, except as required by law or the rules and regulations of any relevant securities exchange or quotation system.

     13.14 FURTHER ASSURANCES. The parties hereto from time to time after execution of this Agreement, without further consideration, shall execute and deliver, as appropriate, such documents and take such actions as may be reasonably necessary or proper to carry out and consummate the transactions contemplated by this Agreement.

     13.15 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, provided, however, that nothing contained herein shall be construed as prohibiting any party from pursuing any other rights and remedies available to it for such breach or threatened breach.

     13.16 FORCE MAJEURE. Neither party shall be liable for defaults or delays due to acts of God or the public enemy, acts or demands of government or any government agency, strikes, fires, flood, accident, or other unforeseeable causes beyond its control and not due to its fault or negligence. Each party shall notify the other of the cause of such delay within five (5) days after the beginning thereof.

     13.17 BROKERS AND FINDERS. Except for Smith Barney, Inc., each of the parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by any party, such party agrees to indemnify and hold each other party harmless of and from any Liability in respect of such claim.

     13.18 RELATIONSHIP OF PARTIES. Nothing contained in this Agreement shall be construed as constituting a partnership or agency relationship between the parties hereto. Prior to the Closing Date, the relationship of the parties shall be that of prospective seller (the Elan Entities) and prospective purchaser (NOVA). On and after the Closing Date, the relationship of the parties one to another for all purposes shall be that of independent members of a limited liability company.

     IN WITNESS WHEREOF the undersigned hereto execute this Agreement.

                    "ELAN:"

                    FIRSTAR BANK U.S.A., N.A. D/B/A ELAN FINANCIAL SERVICES

                    By: /s/ Michael J. Schmitz
                        -------------------------------------
                        Michael J. Schmitz
                        Chairman and Chief Executive Officer


                    "FIRSTAR MILWAUKEE:"

                    FIRSTAR BANK MILWAUKEE, N.A.

                    By: /s/ Patricia A. Wesner
                        -------------------------------------
                        Patricia A. Wesner
                        Senior Vice President


                    "NOVA:"

                    NOVA INFORMATION SYSTEMS, INC.

                    By: /s/ James M. Bahin
                        -------------------------------------
                        James M. Bahin
                        Vice Chairman and Chief Financial Officer

                              INDEX OF SCHEDULES
                           TO AGREEMENT RESPECTING A
                           LIMITED LIABILITY COMPANY


        SCHEDULE              DESCRIPTION
        --------              -----------

          1.06                Required Consents of Regulatory Authorities

          1.07                Litigation

          1.08                Necessary Licenses and Permits

          2.09                Financial Information

          2.10                Credit Card and Debit Card Sales Volume

          2.11(a)             Merchants and Correspondents

          2.11(b) Notice of Election to Terminate Merchant Agreements or Correspondent Agreements

          2.11(c)             Exceptions to Current Processing Activity

          2.12                Exceptions to Possession of Original Executed
                              Merchant Agreements

          2.14(a) Exceptions to Possession of Original Executed Correspondent Agreements

          2.14(b)             Nonstandard Correspondent Agreements

          2.14(c)             Amendments to Correspondent Agreements

          2.14(d)             Association Agreements

          2.17                Non Visa and MasterCard Authorizations

          2.18                Top 100 Merchants

          2.18(a)             Suspect Top 100 Merchants

          2.19                EFT Networks

          2.20(a)             Required Consents of Regulatory Authorities

          2.20(b)             All Other Required Consents

          2.21                Lease, Rental, and Lease-Purchase Arrangements

          2.22                Litigation

          2.23                Required Licenses and Permits

          2.25(a)             Exceptions to Agreements in Full Force and Effect

          2.25(b)             Notice of Pending or Threatened Bankruptcy

          2.26                Suppliers of Goods and Services

          2.27                Exceptions to Conduct of Business in Ordinary
                              Course

          4.02(a)             Capital Accounts of Elan and Firstar Milwaukee

          4.02(b)             Allocation of Purchase Price between Elan and
                              Firstar Milwaukee

          7.08                Updated Schedules

                                   EXHIBIT A
                                   ---------

                            DEFINITIONAL SUPPLEMENT

     "ACQUISITION PROPOSAL" means, with respect to an Elan Entity, any proposal for the sale, assignment, transfer or conveyance, by operation of law or otherwise, of all or a substantial portion of such party's Merchant Assets and/or, with respect to Elan, its capital stock.

     "ACT" means Chapter 183 of the Wisconsin Statutes in its form as of the date of this Agreement.

     "AFFILIATE" of a Person means: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person (but not including the Company); (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity; provided, however, that, so long as First Union Corporation owns less than a fifty percent (50%) equity or voting interest in NOVA, with respect to NOVA, in no event shall the defined term "Affiliate," with respect to NOVA, be deemed to include First Union Corporation or any of its wholly-owned bank subsidiaries.

     "AGREEMENT RESPECTING AN LLC" means the Agreement Respecting a Limited Liability Company, dated October 2, 1997, by and among NOVA, Elan and Firstar Milwaukee.

     "ASSETS" of a Person means all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

     "ASSIGNED CORRESPONDENT AGREEMENT" means any Correspondent Agreement contributed, assigned, conveyed and transferred to Company by the Elan Entities pursuant to the Assignment and Assumption Agreements.

     "ASSIGNED CORRESPONDENT MERCHANT AGREEMENT" means a Correspondent Merchant Agreement contributed, assigned, conveyed and transferred to the Company by the Elan Entities pursuant to the Assignment and Assumption Agreements.

     "ASSIGNED CORRESPONDENT MERCHANT" means any Merchant that is a party to an Assigned Correspondent Merchant Agreement.

     "ASSIGNED FIRSTAR MERCHANT" means any Merchant that is a party to an Assigned Firstar Merchant Agreement, other than the Specified Merchants.

     "ASSIGNED FIRSTAR MERCHANT AGREEMENT" means any Firstar Merchant Agreement contributed, assigned, conveyed and transferred to Company by the Elan Entities pursuant to the Assignment and Assumption Agreements, other than a Merchant Agreement to which a Specified Merchant is a party.

     "ASSIGNED MERCHANT" means any Merchant that is a party to an Assigned Merchant Agreement, other than the Specified Merchants.

     "ASSIGNED MERCHANT AGREEMENT" means any Merchant Agreement contributed, assigned, conveyed and transferred to Company by the Elan Entities pursuant to the Assignment and Assumption Agreement, which shall in all events include the Assigned Correspondent Merchant Agreements and the Assigned Firstar Merchant Agreements, but which shall exclude the Merchant Agreements to which a Specified Merchant is a party.

     "ASSIGNMENT AND ASSUMPTION AGREEMENTS" means the Assignment and Assumption Agreements entered into by the Company and each Elan Entity, a form of which is attached as Exhibit 4.02(a) to the Agreement Respecting an LLC.

     "ASSUMED LIABILITIES" means the following liabilities or obligations:
(a) the obligations of the Elan Entities arising on or after the Effective Date to perform under the Assigned Merchant Agreements and the Assigned Correspondent Agreements; (b) the obligations of the Elan Entities to pay assessments, interchange fees, transaction fees, fines, penalties or other fees or charges to the Payment Networks, provided such obligations relate to transactions which occur both (i) under the Assigned Merchant Agreements or the Assigned Correspondent Agreements; and (ii) on or after the Effective Date;
(c) Chargebacks in respect of any Credit Card transaction processed by Company pursuant to an Assigned Merchant Agreement on and after the Effective Date and other Credit Losses on and after the Effective Date, but only to the extent that such Chargeback or other Credit Loss relates to or arises out of an original sales transaction occurring on or after the Effective Date; and (d) any other Liabilities in respect of the Assigned Merchant Agreements and the Assigned Correspondent Agreements, and the business conducted in connection with the foregoing, provided that any such Liabilities relate to or arise out of events, transactions or actions or omissions of Company on or after the Effective Date. The Assumed Liabilities assumed by Company shall be limited to the liabilities and obligations specified in the immediately preceding sentence and, without limitation of the foregoing, shall not in any event include penalties or fees that may be incurred by any of the Elan Entities in connection with the termination of agreement(s) with any third party service providers, losses as the result of a Chargeback or Credit Loss in respect of any Assigned Merchant Agreement or Assigned Correspondent Agreement that result from transactions, events, acts or omissions of an Elan Entity, a Merchant or a Correspondent which occurred prior to the Effective Date. The Assumed Liabilities assumed by Company with respect to the Assigned Merchant Agreements shall be limited to the Liabilities of the Elan Entities arising under the Standard Merchant Agreements, and the Assumed Liabilities assumed by Company with respect to the Assigned Correspondent Agreements shall be limited further to the Liabilities of the Elan Entities arising under the Standard Correspondent Agreements. Notwithstanding the foregoing, (aa) nothing herein or in the Operative Documents shall be construed to modify, amend, or alter any Liabilities or obligations of Correspondents under the Assigned Correspondent Agreements, and (bb) in no event shall the Assumed Liabilities include Liabilities relating to the Specified Merchants.

     "AUXILIARY DOCUMENTS" means the written materials, except Merchant Agreements and Correspondent Agreements, including advertising, marketing, promotional and other related marketing materials, all as used in connection with the Company's Merchant Business and the solicitation of merchants and correspondents.

     "BANK CARD PROCESSING" means, with respect to any Person, acceptance of Financial Transaction Device transaction records in documentary or electronic form from Merchants in connection with the processing and clearing of such records for settlement and payment to such Merchants, and such other activities as are related to the Merchant Business or the Merchant Activities conducted or engaged in by such Person.

     "BURDENSOME CONDITIONS" means any condition or restriction which in the reasonable judgment of the party affected by the Burdensome Condition would so materially and adversely impact the economic or business benefits of the transactions contemplated by the Agreement Respecting an LLC that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into the Agreement Respecting an LLC.

     "BUSINESS DAY" means a day other than a Saturday, Sunday, or a legal holiday on which federally chartered banks are generally closed for business.

     "CAPITAL ACCOUNT" means the separate account maintained for each Member pursuant to Section 3.06 of the Operating Agreement.

     "CARD ISSUING ACTIVITIES" means any and all Credit Card issuing activities conducted by Elan.

     "CHARGEBACK" means a transaction that has been presented to either the cardholder or the issuer of a Financial Transaction Device and for which payment has been refused or reversed in accordance with the Payment Network Regulations.

     "CHARGEOFF" means a Chargeback that is deemed by the Company to be uncollectible from a Merchant due to insufficient funds, refusal to pay, closed merchant deposit account, insolvency, bankruptcy or any other reason.

     "CLOSING DATE" shall mean the date upon which the transactions contemplated by the Agreement Respecting an LLC are consummated, as further described in
Section 4.03 of the Agreement Respecting an LLC.

     "CODE" means the Internal Revenue Code of 1986, as amended, and any successor provisions or codes thereto.

     "COMPANY" means Elan Merchant Services, LLC, a Wisconsin limited liability company.

     "COMPANY MINIMUM GAIN" shall have the same meaning as ascribed to the term "partnership minimum gain" by Section 1.704-2(d) of the Treasury Regulations.

     "CONSENT" means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

     "CONTRACT" means, with respect to any Person, any enforceable written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which such Person is a party or that is binding on such Person or its capital stock, Assets or business.

     "CONTRIBUTED ASSETS" means the Merchant Assets being contributed by the Elan Entities to the Company pursuant to the Assignment and Assumption Agreements, but shall in no event include the Merchant Agreements to which a Specified Merchant is a party.

     "CORRESPONDENT" means any financial institution or other party, other than an Elan Entity, that is a party to a Correspondent Agreement.

     "CORRESPONDENT AGREEMENT" means an agreement between (a) an Elan Entity and/or the Company, and (b) a financial institution or other third party that is unaffiliated with Elan or the Company, pursuant to which such financial institution or other third party offers Merchant Services, in whole or in part, to merchants, or that otherwise provides for, or establishes a contractual relationship with respect to, one or more of the following: (i) the deposit of FTD transaction records; (ii) the settlement of FTD transactions; (iii) the processing of FTD transactions; and/or
(iv) the processing and/or settlement of cash advance transactions. Notwithstanding the foregoing, "Correspondent Agreement" does not include any provisions of any agreement described in "(b)" above related to Card Issuing Activities.

     "CORRESPONDENT MERCHANT" means a merchant that is a party to a Merchant Agreement to which a Correspondent is also a party, or that was otherwise generated by or related or attributable to a Correspondent.

     "CORRESPONDENT MERCHANT AGREEMENT" means any Merchant Agreement to which a Correspondent is also a party, or that was otherwise generated by or related or attributable to a Correspondent.

     "CORRESPONDENT PROGRAM" means the package of services offered by the Company, with the cooperation of Elan, that enables financial institutions or other third parties that are unaffiliated with Elan or the Company to offer Merchant Services, in whole or in part, to merchants.

     "CREDIT CARD" means (i) a VISA card or other card bearing the symbol(s) of VISA U.S.A., Inc. or VISA International, Inc., or (ii) a MasterCard card or other card bearing the symbol(s) of MasterCard International Incorporated, or
(iii) any card bearing the symbols of any other Credit Card Association.

     "CREDIT CARD ASSOCIATIONS" means (i) VISA U.S.A., Inc., (ii) VISA International, Inc., (iii) MasterCard International Incorporated, (iv) any other Credit Card-sponsoring organization or association that hereafter contracts with an Elan Entity or the Company to settle merchant sales transactions effected with their Credit Cards, and any successor organization or association to any of the foregoing.

     "CREDIT LOSS" means any loss resulting from the failure by a Merchant or Correspondent to pay amounts owed by it under a Merchant Agreement or Correspondent Agreement, or any other loss incurred for any reason attributable to a Merchant or Correspondent, including but not limited to losses due to Chargebacks, the fraudulent practices of a Merchant or Correspondent, uncollected Merchant or Correspondent fees, or fines.

     "DEADLOCK EVENT" has the meaning set forth in Section 14.04 of the Operating Agreement.

     "DEBIT CARD" means a card with a magnetic stripe and bearing the symbol(s) of one or more EFT Networks which enables the holder to pay for goods or services by authorizing an electronic debit to the cardholder's designated deposit account.

     "DEFAULT" means (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

     "DEFINITIONAL SUPPLEMENT" means this Definitional Supplement.

     "DEPRECIATION" means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis.

     "ECONOMIC RISK OF LOSS" determinations with respect to any liability of the Company shall be made in accordance with Section 1.752-2 of the Treasury Regulations.

     "EFFECTIVE DATE" means the date upon which the Assignment and Assumption Agreements become effective.

     "EFT NETWORK" means the electronic funds transfer networks identified on
SCHEDULE 2.19 to the Agreement Respecting an LLC.

     "ELAN" means Firstar Bank U.S.A., N.A., d/b/a Elan Financial Services.

     "ELAN ENTITIES" means, collectively, Elan and each of the Firstar Banks.

     "ELAN MERCHANT REGULATIONS" means the rules and regulations promulgated by Elan in connection with its conduct prior to the date hereof of the Merchant Business, and applicable to Merchant Activities and Merchants.

     "FINANCIAL TRANSACTION DEVICE" or "FTD" means any Credit Card, Debit Card and any other financial transaction device, such as a stored value card, "smart" card or other financial transaction device used for the purpose of obtaining credit or debiting consumer accounts, that is now or hereafter effected through transactions with merchants.

     "FIRSTAR BANKS" means, collectively, Firstar Milwaukee, Firstar Minnesota, Firstar Wisconsin, Firstar Iowa, Firstar Illinois, and Firstar Metropolitan.

     "FIRSTAR ILLINOIS" means Firstar Bank Illinois, a commercial bank organized under the laws of the State of Illinois.

     "FIRSTAR IOWA" means Firstar Bank Iowa, N.A., a national banking association.

     "FIRSTAR MERCHANT" means any merchant that is a party to a Merchant Agreement to which a Firstar Bank is also a party, other than the Specified Merchants.

     "FIRSTAR MERCHANT AGREEMENT" means any Merchant Agreement to which a Firstar Bank is also a party, other than a Merchant Agreement to which a Specified Merchant is a party.

     "FIRSTAR METROPOLITAN" means Firstar Metropolitan Bank and Trust, a commercial bank organized under the laws of the State of Arizona.

     "FIRSTAR MILWAUKEE" means Firstar Bank Milwaukee, N.A., a national banking association.

     "FIRSTAR MINNESOTA" means Firstar Bank of Minnesota, N.A., a national banking association.

     "FIRSTAR WISCONSIN" means Firstar Bank Wisconsin, a commercial bank organized under the laws of the State of Wisconsin.

     "HSR ACT" means Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "IMPLEMENTATION DOCUMENTATION" means written documentation supporting a Merchant Application including financial statements, guaranties, and other information relevant to evaluating and underwriting a Merchant Application.

     "INTEREST" or "MEMBERSHIP INTEREST" means the basis by which a Member's ownership interest in the Company issued pursuant to Section 3.01(a) or (b) of the Operating Agreement is measured.

     "INVOLUNTARY TRANSFER" means any Transfer of a Membership Interest by operation of law or by which a Member would be involuntarily deprived or divested of any right, title, or interest in or to the Membership Interest, including, without limitation, (i) a Transfer on death or bankruptcy, (ii) any foreclosure of a security interest in the Member Interest, (iii) any seizure under levy of attachment or execution, or (iv) any Transfer to a state or to a public office or agency pursuant to any statute pertaining to escheat or abandoned property or forfeiture.

     "LAW" means any code, law, ordinance, regulation, reporting or licensing requirement, rule or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

     "LIABILITY" means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), deficiency, guaranty or endorsement of or by any Person (other than endorsement of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "LIEN" means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property taxes not yet due and payable, and (ii) Liens in the form of easements and restrictive covenants on real property which do not have a Material Adverse Effect on the use of such property by the current owner thereof.

     "LIQUIDATOR" means the person selected as such by the Members pursuant to
Section 8.02 of the Operating Agreement.

     "LITIGATION" means any action, arbitration, complaint, criminal prosecution, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding relating to or affecting a party, its business, its Assets, Contracts, or the transactions contemplated by the Operative Documents.

     "LOCATION" means a physical location where a Merchant sells its goods and/or services and at which it may accept Financial Transaction Devices in payment for goods and/or services; provided that, with respect to any National Merchant that is a trade association of merchants, "Location" shall mean the physical location of any merchant member of such trade association at which such member sells its goods and/or services and at which it may accept FTDs in payment for goods and/or services.

     "LONG TERM BUSINESS PLAN" means the business plan in effect for Elan's Merchant Business as of the Closing Date until replaced by the Company's written long term strategic business plan, as agreed upon, modified or amended by the Company's Management Committee. The Long Term Business Plan shall include and address such topics and items as any member of the Management Committee, and/or Member, reasonably deem appropriate for inclusion in the Long Term Business Plan, including, without limitation, such items as are customarily included in business plans similar in type and complexity to the Long Term Business Plan. NOVA and Elan agree that they shall cause the Management Committee to establish an initial Long Term Business Plan for the Company not later than December 31, 1997.

     "MANAGER" means the Person appointed as Manager, by the vote of a majority of the Management Committee, to manage the Company pursuant to Article VI of the Operating Agreement. The initial Manager shall be NOVA, or such executive officer as NOVA shall designate in a written notice provided to all Members, and NOVA shall serve as Manager until such time, if ever, as a replacement Manager is elected by the vote of a majority of the Management Committee. For purposes of this definition, an "executive officer" shall include the Chief Executive Officer, Chief Financial Officer, President, or any Executive Vice President, Senior Vice President or Vice President of NOVA. The Management Committee may, upon a majority vote, remove the Manager, and appoint a replacement Manager, in its sole and absolute discretion.

     "MANAGEMENT COMMITTEE" means the Management Committee of the Company, as further described in Article VI of the Operating Agreement.

     "MATERIAL ADVERSE EFFECT" on Elan or NOVA means an event, change or occurrence which, individually, or together with any other event, change or occurrence, would, in the opinion of a reasonable person knowledgeable in such matters, impair to an unreasonable degree (i) in the case of NOVA, the financial position, business, or results of operations of NOVA or the ability of NOVA to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement, (ii) in the case of Elan or Firstar Milwaukee, the financial position, business, or results of operations of the Elan Entities with respect to their Merchant Activities, taken as a whole, or the ability of the Elan Entities to perform their respective obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

     "MEMBER" means Elan, NOVA, or any Member admitted pursuant to Section 2.02 of the Operating Agreement or any Transferee permitted to become a Member pursuant to Article VII of the Operating Agreement.

     "MEMBER NONRECOURSE DEBT" means any Nonrecourse Debt of the Company for which any Member (or related person within the meaning of Section 1.752-4(b) of the Treasury Regulations) bears the Economic Risk of Loss.

     "MEMBER NONRECOURSE DEBT MINIMUM GAIN" shall have the meaning ascribed to such term by Section 1.704-2(i) of the Treasury Regulations.

     "MEMBER'S SHARE OF COMPANY MINIMUM GAIN" shall be determined in accordance with and have the meaning ascribed to such term by Section 1.704-2(g) of the Treasury Regulations.

     "MEMBERSHIP INTEREST"or "INTEREST" means the basis by which a Member's ownership interest in the Company issued pursuant to Section 3.01(a) or (b) of the Operating Agreement is measured.

     "MERCHANT" means any person or entity (other than an Elan Entity, the Company, or a Correspondent) that is a party to a Merchant Agreement, and shall in all events include Correspondent Merchants and Firstar Merchants.

     "MERCHANT ACTIVITIES" means, with respect to any Person, acceptance of FTD transaction records in documentary or electronic form from Merchants in connection with the processing and clearing of such records for settlement and payment to such Merchants, and such other activities as are related to the Merchant Business or the Bank Card Processing conducted or engaged in by such Person.

     "MERCHANT AGREEMENT" means an agreement between or among (i) an Elan Entity, and/or a Correspondent, and/or Company, and (ii) a merchant, pursuant to which the merchant undertakes to honor Financial Transaction Devices, and includes, without limitation, all Assigned Merchant Agreements.

     "MERCHANT APPLICATION" means a written application to receive Merchant Services from Company, as made by or on behalf of a person or entity or other prospective New Merchant.

     "MERCHANT ASSETS" of a Person shall mean the following (i) all rights and interests of such Person under Merchant Agreements and Correspondent Agreements relating to such Person's Merchant Activities and all pertinent books and records; (ii) all point-of-sale terminals, other equipment, furniture and supplies used or held for use in such Person's Merchant Activities; and (iii) the goodwill, intangible assets and value of such Person's Merchant Activities as a going concern, to the extent any such value exists.

     "MERCHANT BUSINESS" means, with respect to any Person (or the Elan Entities or the Company, as the context may require), acceptance of FTD transaction records in documentary or electronic form from Merchants in connection with the processing and clearing of such records for settlement in payment to such Merchants, and such other activities as are related to the Merchant Activities conducted or engaged in by such Person (or the Elan Entities or the Company, as the context may require).

     "MERCHANT NUMBER" means the unique code assigned by the Company to identify each Location of each distinct trade, profession, or line of business (including telephone or mail order, and/or Internet sales) engaged in by a Merchant.

     "MERCHANT PROGRAM" means the package of services offered by the Company which enables a merchant to make sales to persons presenting Credit Cards or Debit Cards and that permit the merchant to present Sales Drafts to the Company for payment and processing.

     "MERCHANT SERVICES" means FTD processing services and other related products and services, as provided by (or similar to the services provided by) the Company.

     "MERCHANT SETTLEMENT ACCOUNT" means the depository account or accounts maintained by a Merchant with a depository institution into which proceeds from Sales Drafts will be deposited and/or to which Chargebacks and merchant fees will be charged.

     "NATIONAL MERCHANTS" means (i) merchants that operate Locations in two (2) or more states, or (ii) merchants that operate a mail or telephone order business promoted or advertised through mass media or direct mail to residents of two (2) or more states, or (iii) bona fide trade associations of ten (10) or more merchants, where such merchants collectively have Locations in two (2) or more states.

     "NEW CORRESPONDENT MERCHANT" means a Merchant that becomes a Correspondent Merchant on or after the Effective Date.

     "NEW MERCHANT" means any merchant that becomes a Merchant on or after the Effective Date.

     "NONRECOURSE DEBT" shall have the meaning ascribed to such term by Section 1.752-1(a)(2) of the Treasury Regulations.

     "NONRECOURSE DEDUCTIONS" shall be determined in accordance with and have the meaning ascribed to such term by Sections 1.704-2(b)(1) and -2(c) of the Treasury Regulations.

     "NOVA" means NOVA Information Systems, Inc., a Georgia corporation.

     "NOVA SOFTWARE" means software owned, used, or licensed to or by NOVA for the purpose of providing Processing Services.

     "OPERATING AGREEMENT" means the Operating Agreement of the Company, by and between Elan and NOVA as Members of the Company, a form of which is attached as
EXHIBIT 4.02(c) to the Agreement Respecting an LLC.

     "OPERATIVE DOCUMENTS" means the Agreement Respecting an LLC, the Operating Agreement, the Services Agreement, the Processing Agreement, the Assignment and Assumption Agreements, and each other document, instrument, agreement or certificate delivered in connection with, or contemplated by, the Agreement Respecting an LLC.

     "ORDER" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

     "PAYMENT NETWORK" means any Credit Card Association, EFT Network and any other organization or association that issues or sponsors a Financial Transaction Device.

     "PAYMENT NETWORK MEMBER" means a financial institution that is a principal, sponsoring, affiliate, or other member of the Payment Networks and, with respect to any Merchant, means the member of the Payment Networks designated by Company with respect to such Merchant.

     "PAYMENT NETWORK REGULATIONS" means, collectively, the rules and regulations promulgated by the Credit Card Associations, the EFT Networks or any other Payment Networks, as applicable.

     "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

     "PRICING GUIDELINES" means the pricing guidelines for Merchants in effect for Elan as of the Closing Date (the "Interim Pricing Guidelines") until replaced by the initial Pricing Guidelines established by the Company's Management Committee for the purpose of establishing the parameters for pricing decisions made by the Manager in the ordinary course of conducting the Company's Merchant Business. NOVA and Elan agree that they shall cause the Management Committee to establish initial Pricing Guidelines no later than December 31, 1997.

     "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "PROCESSING AGREEMENT" means the Processing Agreement by and between NOVA and the Company, a form of which is attached as EXHIBIT 6.02 to the Agreement Respecting an LLC.

     "PROCESSING SERVICES" means, collectively, the services to be provided by NOVA to the Company pursuant to the Processing Agreement.

     "PROCESSOR" means an organization which provides authorization and/or clearing and settlement services on behalf of a Member.

     "PROFITS" and "LOSSES" means, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

           (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

           (b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations, and not otherwise taken into account in computing Profits or Losses pursuant to this definition, shall be subtracted from such taxable income or loss;

           (c) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Value;

           (d) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period hereof; and

           (e) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 4.03, 4.04, 4.05, 4.06, 4.07, and 4.09 of the Operating Agreement shall not be taken into account in computing Profits or Losses.

     "REGULATORY AUTHORITIES" shall mean, collectively, the United States Federal Trade Commission, the United States Department of Justice, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, all state regulatory agencies having jurisdiction over NOVA or any of the Elan Entities, the Securities and Exchange Commission, and the Payment Networks.

     "REPRESENTATIVE" means, with respect to any Person, any investment banker, financial advisor, attorney, accountant, consultant, or other agent or representative of such Person.

     "RETRIEVAL" means the production of the original, or an acceptable copy or facsimile of, a Sales Draft, credit voucher or other supporting documentation by a merchant.

     "SALES DRAFT" means the written form or electronic format supplied or approved by the Company used in consummating Credit Card or Debit Card sales transactions charged to the account of a Merchant's customer.

     "SERVICES AGREEMENT" means the Services Agreement between Elan and the Company, the form of which is attached as EXHIBIT 5.02 to the Agreement Respecting an LLC.

     "SETTLEMENT PROCESSOR" means the facility for electronic data transmission to which and from which the Company (or Elan or any Merchant or Correspondent, in the case of transaction records transmitted directly or indirectly to the Settlement Processor by Elan or the Merchant or the Correspondent) transmits Credit Card or Debit Card transactions and receives Merchant and Correspondent settlement information. The Settlement Processor currently consists of facilities provided and maintained by Total Systems Services, Inc. The Company may select and substitute any other competent provider of such facilities, at any time and from time to time, in which case the term "Settlement Processor" will refer instead to the facility provided and maintained by such other provider on and after the effective date of such substitution.

     "SPECIFIED MERCHANTS" means Menard's, Shopko and Von Maur.

     "STANDARD CORRESPONDENT AGREEMENT" means the forms of the Correspondent Agreement(s) attached as EXHIBIT 2.14(a) to the Agreement Respecting an LLC.

     "STANDARD MERCHANT AGREEMENT" means the forms of the Merchant Agreement(s) attached as EXHIBIT 2.12 to the Agreement Respecting an LLC.

     "TAX MATTERS PARTNER" means the person designated in Section 9.05 of the Operating Agreement as provided in the regulations pursuant to Code Section 6231.

     "THIRD-PARTY NETWORK" means: (i) the Settlement Processor, (ii) any facility for Credit Card or Debit Card transaction processing or transmission provided or maintained by any of the Credit Card Associations or Debit Card Networks or other issuing authority with respect to any of the Credit Cards or Debit Cards, or (iii) any other facility (other than any such facility provided or maintained by the Company) for Credit Card or Debit Card transaction processing or transmission to which Elan or any Merchant or Correspondent transmits Credit Card or Debit Card transaction records.

     "TRANSACTION" means an FTD transaction processed by the Company.

     "TRANSFER" means, with respect to a Membership Interest, to sell, give, assign, bequeath, pledge or otherwise encumber, divest, dispose of, or transfer ownership or control of all, any part of, or any interest in the Membership Interest, whether voluntarily or by operation of law; provided, however, that the term "Transfer" does not include a pledge of the Membership Interest to a financial institution solely as security for indebtedness; provided, further, that in the case of such a pledge of a Membership Interest to a financial institution, the term "Transfer" includes any action (including, without limitation, an action in foreclosure) that is taken by the secured party in order to transfer any interest in the Membership Interest from the pledgor in connection with the enforcement of the security interest in the Membership Interest after an event of default under the security agreement.

     "TRANSITION DATE" means August 31, 1998, or any date thereafter if the Transition Date is extended pursuant to Section 1.07 of the Services Agreement.

     "TRANSITION PERIOD" means the period from the Effective Date through and including the Transition Date.

     "TREASURY REGULATIONS" means the Federal Income Tax Regulations promulgated under the Code, as such Regulations may be amended from time to time. All references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations, and any references to Temporary Regulations shall be deemed also to refer to any corresponding provisions of final Treasury Regulations.

     "UNDERWRITING GUIDELINES" means the underwriting and risk guidelines in effect for Elan as of the Closing Date until replaced by the initial Underwriting Guidelines established by the Company's Management Committee for the purpose of appraising and evaluating prospective New Merchants and prospective Correspondents, as well as for monitoring the activities and Transactions of Merchants and Correspondents. NOVA and Elan agree that they shall cause the Management Committee to establish initial Underwriting Guidelines no later than December 31, 1997.

     "VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (a) The initial Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Members;

          (b) The Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Members as of the following times: (A) the acquisition of any additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property, unless all Members receive simultaneous distributions of undivided interests in the distributed property in proportion to their interests in the Company; and
     (C) the termination of the Company for federal income tax purposes pursuant to Code Section 708(b)(1)(B); and

          (c) If the Value of an asset has been determined or adjusted pursuant to (a) or (b) above, such Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

     "VOLUNTARY TRANSFER" means any Transfer of Membership Interest other than an Involuntary Transfer.

NOVA Corporation shall furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission (the "SEC") upon request. NOVA Corporation reserves the right to request confidential treatment of portions of an omitted item pursuant to Rule 24b-2 as promulgated by the SEC under the Securities Exchange Act of 1934, as amended.